Exhibit 99.3

CHARTER OF THE NOMINATING/CORPORATE
GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF
FRIEDMAN’S INC.

As Adopted and Ratified April 29, 2004

I.	Introduction and Purpose

     The primary responsibilities of the Nominating/Corporate Governance Committee (the “Committee”) of the Board of Directors of Friedman’s Inc. (the “Corporation”) are as follows:

(1)	The Committee shall have sole responsibility to identify and nominate candidates for the Board of Directors, whether such candidates are to fill vacancies on the Board or are to stand for shareholder election to the Board;

(2)	The Committee shall review and revise as appropriate, for approval by the Board of Directors, the Corporate Governance Guidelines adopted as of the date hereof which shall address, among other matters, the following:

•	The development of standards and principles relating to potential conflicts of interest involving the Corporation and its directors, shareholders, consultants and vendors;

•	The submission of recommendations to the Board regarding the formation, composition and chairmanship of standing or special committees of the Board;

•	The development of standards and qualifications for board membership;

•	The development of directors responsibilities, orientation and continuing education programs, as necessary or appropriate; and

•	The submission of recommendations to the Board regarding director compensation;

(3)	The Committee shall develop and recommend a succession plan for the Corporation’s Chief Executive Officer;

(4)	The Committee shall perform an annual evaluation of the Nominating/Corporate Governance Committee; and

(5)	The Committee shall review at least annually the Corporation’s directors and officers liability insurance programs, review at least annually the adequacy of this Charter and make recommendations to the Board of any proposed changes to this Charter, and conduct an annual performance evaluation of the Board to address whether the Board and its committees are functioning properly.

     To these ends, the Committee shall have and may exercise all the powers and authority of the Board of Directors to the extent permitted under Section 141 of the Delaware General Corporation Law (the “DGCL”), and may delegate such authority to any subcommittee to the extent permitted under the DGCL.

II.	Committee Composition and Meetings

     The Committee shall have such number of members as shall be determined by the Board of Directors from time to time, all of whom shall be a member of the Board of Directors and all of whom shall meet the independence requirements of the SEC and The New York Stock Exchange. Members of the Committee shall be appointed by the Board of Directors, which shall also appoint the Committee’s Chairman.

     The Committee shall meet regularly as necessary to fulfill its responsibilities. Special meetings may be called by the Chairman of the Committee as necessary or appropriate. The Committee may also, as necessary or appropriate to address unusual issues that cannot be deferred to a Committee meeting, take action by unanimous written consent of its members. At any meeting of the Committee, the presence of a majority of its members then in office shall constitute a quorum for the transaction of business; and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee. Minutes of each of these meetings shall be kept, and the Committee

     The Committee shall have the power to retain a search firm for the identification of candidates for officer and director positions, and approve the fees and terms of retention of any search firm employed to identify such candidates.

                              The Committee may request that any other director, officer or employee of the Corporation or any of the Corporation’s external legal counsel, independent accountants, compensation consultants or other consultants or advisors attend a Committee meeting or meet with any member of the Committee or its advisors. The Committee may meet with any person in executive session.